Exhibit 99

[LOGO]
NEWS
KADANT
AN ACCENT ON INNOVATION
One Acton Place, Suite 202
Acton, MA 01720

Investor contact: Thomas M. O'Brien, 978-776-2000
Media contact: GreatPoint Communications, 978-392-6866

                    Kadant Reports 2005 First Quarter Results

ACTON, Mass., April 27, 2005 - For the first quarter of 2005, Kadant Inc. (NYSE:KAI) reported that revenues from continuing operations increased 7 percent to $50.7 million (including a 2 percent benefit from currency translation), compared with $47.5 million in the first quarter of 2004. Income from continuing operations was $3.1 million in the 2005 quarter, or $.22 per diluted share, versus $3.3 million, or $.23 per diluted share, a year ago. Earnings per share
(EPS) in 2005 included a $.06 gain from a cash reimbursement related to Kadant's tax agreement with our former parent company, and in 2004 included a $.04 gain associated with renegotiating a series of agreements with a licensee. Excluding these gains, adjusted diluted EPS was $.16 in the 2005 quarter, compared with $.19 in 2004. Net income, including the discontinued composite building products business, was $2.7 million, or $.19 per diluted share, in both periods.

         "We are pleased to report that both revenues and earnings exceeded our expectations for the quarter," said William A. Rainville, chairman and chief executive officer of Kadant. "Growth in papermaking systems revenues was primarily the result of increased demand for our stock-preparation products, particularly our Chemi-Washer(R) pulp-washing systems, for which we received more than $11 million in orders in the first quarter from customers in different parts of the world.

         "We are especially encouraged by a 13 percent increase in bookings this quarter over the first quarter last year, making this the best bookings quarter we've had in five years. Our order backlog is also up - 26 percent higher than the end of 2004. Once we complete our acquisition of The Johnson Corporation, expected in the second quarter, our footprint in the paper industry will be considerably larger. Johnson will also give us access to new industries currently served by its rotary joints and other fluid-handling products."

         Mr. Rainville added, "Even after the acquisition, our balance sheet will remain strong, with an expected ratio of net debt to total capital of approximately 14 percent - below our targeted upper limit of 20 percent. Looking ahead to the second quarter of 2005, we expect to report GAAP diluted EPS of $.19 to $.21 from continuing operations, on revenues of $54 to $56 million. Our guidance for the year is now $.86 to $.96 of GAAP diluted EPS, reflecting the $.06 tax gain, and we expect to report revenues of $205 to $215 million. This guidance does not include results from the pending acquisition of Johnson."

         Kadant will hold its earnings conference call on Thursday, April 28, 2005, at 11 a.m. Eastern time. To listen, call 800-709-2159 within the U.S., or 973-582-2810 outside the U.S. You can also listen to the call live on the Web by visiting www.kadant.com and clicking on "Investors." An audio archive of the call will be available on our Web site until May 27, 2005.

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      Financial Highlights (unaudited) (a)
      (In thousands, except per share amounts and percentages)

                                                                                                   Three Months Ended
                                                                                            --------------------------------
      Consolidated Statement of Operations                                                  April 2, 2005      April 3, 2004
      ----------------------------------------------------------------------------------------------------------------------
      Revenues                                                                                   $ 50,744           $ 47,500
                                                                                                 --------           --------
      Costs and Operating Expenses:
        Cost of revenues                                                                           31,982             28,033
        Selling, general, and administrative expenses                                              14,894             13,771
        Research and development expenses                                                           1,048                888
                                                                                                 --------           --------
                                                                                                   47,924             42,692
                                                                                                 --------           --------
      Operating Income                                                                              2,820              4,808
      Interest Income                                                                                 472                329
      Interest Expense                                                                                 (2)                (8)
                                                                                                 --------           --------
      Income from Continuing Operations Before Income Taxes                                         3,290              5,129

      Provision for Income Taxes                                                                     (203)            (1,795)
                                                                                                 --------           --------
      Income from Continuing Operations                                                             3,087              3,334

      Loss from Discontinued Operation, Net of Tax                                                   (363)              (606)
                                                                                                 --------           --------
      Net Income                                                                                 $  2,724           $  2,728
                                                                                                 ========           ========
      Earnings per Share
        Basic
             Income from Continuing Operations                                                   $    .22           $    .23
             Loss from Discontinued Operation                                                        (.02)              (.04)
                                                                                                 --------           --------
             Net Income                                                                          $    .20           $    .19
                                                                                                 ========           ========
        Diluted
             Income from Continuing Operations                                                   $    .22           $    .23
             Loss from Discontinued Operation                                                        (.03)              (.04)
                                                                                                 --------           --------
             Net Income                                                                          $    .19           $    .19
                                                                                                 ========           ========
      Weighted Average Shares
        Basic                                                                                      13,926             14,222
                                                                                                 ========           ========
        Diluted                                                                                    14,211             14,603
                                                                                                 ========           ========

                                                                                                   Three Months Ended
                                                                                            --------------------------------
      Adjusted Net Income and Diluted EPS (b)                                               April 2, 2005      April 3, 2004
      ----------------------------------------------------------------------------------------------------------------------

      Net Income                                                                                 $  2,724           $  2,728
      Loss from Discontinued Operation, Net of Tax                                                    363                606
      Royalty Gain (c)                                                                                  -               (631)
      Income Taxes (d)                                                                               (882)                 -
                                                                                                 --------           --------
        Adjusted Net Income                                                                      $  2,205           $  2,703
                                                                                                 ========           ========
      Diluted Earnings per Share                                                                 $    .19           $    .19
      Loss from Discontinued Operation                                                                .03                .04
      Royalty Gain (c)                                                                                  -               (.04)
      Income Taxes (d)                                                                               (.06)                 -
                                                                                                 --------           --------
        Adjusted Diluted Earnings per Share                                                      $    .16           $    .19
                                                                                                 ========           ========

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                                                                                                   Three Months Ended
                                                                                            --------------------------------
      Business Segment Information                                                          April 2, 2005      April 3, 2004
      ----------------------------------------------------------------------------------------------------------------------
      Revenues:
        Pulp and Papermaking Systems                                                             $ 47,571           $ 45,564
        Fiber-based Products                                                                        3,173              1,936
                                                                                                 --------           --------
                                                                                                 $ 50,744           $ 47,500
                                                                                                 ========           ========
      Gross Profit Margin:
        Pulp and Papermaking Systems                                                                  37%                41%
        Fiber-based Products                                                                          43%                34%
                                                                                                 --------           --------
                                                                                                      37%                41%
                                                                                                 ========           ========
      Operating Income:
        Pulp and Papermaking Systems                                                             $  3,374           $  6,343
        Corporate and Other (e)                                                                      (554)            (1,535)
                                                                                                 --------           --------
                                                                                                 $  2,820           $  4,808
                                                                                                 ========           ========


                                                                                                   Three Months Ended
                                                                                            --------------------------------
      Business Segment Information                                                          April 2, 2005      April 3, 2004
      ----------------------------------------------------------------------------------------------------------------------
      Adjusted Operating Income:
        Pulp and Papermaking Systems (c)                                                         $  3,374            $ 5,373
        Corporate and Other (e)                                                                      (554)            (1,535)
                                                                                                 --------           --------
                                                                                                  $ 2,820            $ 3,838
                                                                                                 ========           ========
      Bookings from Continuing Operations:
        Pulp and Papermaking Systems                                                             $ 56,442           $ 51,143
        Fiber-based Products                                                                        3,378              1,867
                                                                                                 --------           --------
                                                                                                 $ 59,820           $ 53,010
                                                                                                 ========           ========
      Capital Expenditures from Continuing Operations:
        Pulp and Papermaking Systems                                                             $    140           $    330
        Corporate and Other (e)                                                                        26                 32
                                                                                                 --------           --------
                                                                                                 $    166           $    362
                                                                                                 ========           ========

                                                                                                   Three Months Ended
                                                                                            --------------------------------
      Cash Flow and Other Data from Continuing Operations                                   April 2, 2005      April 3, 2004
      ----------------------------------------------------------------------------------------------------------------------
      Cash Provided by Operations                                                                $    448           $  2,285
      Depreciation and Amortization Expense                                                      $  1,016           $    933

      Balance Sheet Data                                                                    April 2, 2005    January 1, 2005
      ----------------------------------------------------------------------------------------------------------------------
      Cash and Cash Equivalents                                                                  $ 80,473           $ 82,089
      Shareholders' Investment                                                                   $214,717           $212,461

      (a) All prior-period information has been restated to reflect the composite building products business as a discontinued
          operation.
      (b) In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP financial measures of adjusted net income, adjusted diluted EPS, and adjusted operating income, which exclude certain non-recurring items. We exclude these items because they are outside our normal operations. We believe that providing such non-GAAP measures helps investors gain a more meaningful understanding of our operating results from period to period, and is consistent with how we measure our performance. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies.
      (c) Repesents a pre-tax gain of $970 in the 2004 period, which resulted from renegotiating a series of agreements with one of our licensees, excluded from adjusted operating income.
      (d) Represents effect of a tax benefit of $882 in the 2005 period received from our former parent company under a tax agreement.
      (e) Corporate and Other includes the results from our Fiber-based Products business and corporate.

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         Kadant Inc. is a leading global supplier of a range of products that improve quality and productivity in pulp and paper production, including stock-preparation equipment, water-management systems, and paper machine accessories. Kadant, based in Acton, Massachusetts, had approximately $195 million in revenues from continuing operations in 2004 and 950 employees worldwide. For more information, please visit www.kadant.com.

         The completion of the acquisition of The Johnson Corporation is subject to customary closing conditions, including regulatory approvals and the approval of Johnson's stockholders, as well as Kadant securing at least $55 million in financing.

         The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements regarding our expected future business and financial performance, the expected timing for the completion of the acquisition of The Johnson Corporation, the benefits and synergies of the acquisition and the expected future business and financial performance of the combined company following the transaction. Important factors that could cause actual results to differ materially from those indicated by such statements are set forth under the heading "Risk Factors" in Kadant's year-end report on Form 10-K for the fiscal year ended January 1, 2005. These include risks and uncertainties relating to our dependence on the pulp and paper industry; international sales and operations; competition; acquisition strategy; our ability to complete the proposed restructuring of our French subsidiary; ability to sell the composite building products business on favorable terms; ability to manufacture and distribute composite building products, and the economic conditions, seasonality in sales, and the long-term performance of such products; availability of raw materials and exposure to commodity price fluctuations related to the manufacture of composite and fiber-based products; protection of patents and proprietary rights; fluctuations in quarterly operating results; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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